UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

CAPTERRA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and its subsidiaries.

Item 8.01 Other Events.

We believe that our common shares are currently undervalued. As a result, our Board of Directors has adopted, effective December 4, 2008, a common share buy-back program authorizing our management to enter the market to re-purchase up to 1,000,000 of our common shares at such market price or prices as management may deem appropriate. This common share buy-back program will be reviewed by our Board on at least a quarterly basis.

Also effective December 4, 2008, our Board of Directors approved a new Equity Compensation Plan. A total of up to 2,700,000 common shares or options to purchase common shares may be issued under this Plan. At the same time, our Board of Directors terminated our 2006 Equity Compensation Plan. We plan to ask our shareholders to approve this 2008 Plan, as required under the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008		Capterra Financial Group, Inc.
	By:	/s/ Peter Shepard

Peter Shepard Chief Executive Officer